Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Bank of America Merrill Lynch
Names of Underwriting Syndicate Members: Bank of America Merrill Lynch; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; Morgan Stanley & Co Inc.; RBS Securities Corp.
Name of Issuer: DirecTV Holdings
Title of Security: DTV 3.8 03/15/22
Date of First Offering: 3/5/2012
Dollar Amount Purchased: 324,864
Number of Shares or Par Value of Bonds Purchased: 325,000
Price Per Unit: 99.958
Resolution Approved:   Approved at the June 13-14, 2012 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Mizuho Securities USA Inc.
Names of Underwriting Syndicate Members: Bank of America Merrill Lynch; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; JP Morgan Securities Inc.; Mizuho Securities USA Inc.; Barclays Bank PLC; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities USA LLC; HSBC Bank PLC; KKR Financial Holdings LLC; UBS Securities LLC
Name of Issuer: Mizuho Corp Bank Ltd.
Title of Security: MIZUHO 2.55 03/17
Date of First Offering: 3/13/2012
Dollar Amount Purchased: 199,674
Number of Shares or Par Value of Bonds Purchased: 200,000
Price Per Unit: 99.837
Resolution Approved:   Approved at the June 13-14, 2012 Board Meeting.*

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Citigroup
Names of Underwriting Syndicate Members: Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities USA LLC; JP Morgan Securities, Inc.; Morgan Stanley & Co Inc.; Deutsche Bank AG Zurich Branch; Goldman Sachs & Co.
Name of Issuer: GlaxoSmithKline Capital
Title of Security: GSK1 1/2 05/08/17
Date of First Offering: 5/2/2012
Dollar Amount Purchased: 348,744
Number of Shares or Par Value of Bonds Purchased: 350,000
Price Per Unit: 99.641
Resolution Approved:   Approved at the August 15-16, 2012 Board Meeting.**

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Citigroup
Names of Underwriting Syndicate Members: Citigroup Global Markets Ltd.; Morgan Stanley & Co Inc.; Goldman Sachs & Co.
Name of Issuer: Legg Mason Inc.
Title of Security: LM 5 1/2 05/21/19
Date of First Offering: 5/16/2012
Dollar Amount Purchased: 197,922
Number of Shares or Par Value of Bonds Purchased: 200,000
Price Per Unit: 98.961
Resolution Approved:   Approved at the August 15-16, 2012 Board Meeting.**

Name of Fund: Goldman Sachs Strategic Growth Fund
Name of Underwriter or Dealer Purchased From: Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members: Allen & Co. Inc.; Barclay Investments; Banc of America Algorithmic; Citibank, N.A.; Credit Suisse (Hong Kong) Ltd. DMA; Deutsche Bank AG; Goldman Sachs & Co.; JP Morgan Securities, Inc.; Morgan Stanley & Co Inc.; Wells Fargo Bank, N.A., San Francisco
Name of Issuer: Facebook Inc.
Date of First Offering: 5/17/2012
Dollar Amount Purchased: 5,338,696
Number of Shares or Par Value of Bonds Purchased: 140,492
Price Per Unit: 38.00
Resolution Approved:   Approved at the August 15-16, 2012 Board Meeting.**

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: HSBC Securities
Names of Underwriting Syndicate Members: BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; HSBC Securities ; JP Morgan Securities Inc.; Merrill Lynch Pierce Fenner & Smith; RBS Securities Inc.; Banca Caboto SPA; Barclays Capital Inc.; BMO Capital Markets Corp.; BNY Mellon Capital Markets LLC; China International Capital Corp.; Commerz Markets LLC; Mitsubishi UFJ Securities USA Inc.; RBC Capital Markets; Santander Investment Securities Inc.; SMBC Nikko Capital Markets Ltd.; Standard Chartered Bank (US); UniCredit Capital Markets Inc.; Williams Capital Group LP
Name of Issuer: United Technologies Corp.
Title of Security: UTX 4 1/2 06/01/42
Date of First Offering: 5/24/2012
Dollar Amount Purchased: 320,993
Number of Shares or Par Value of Bonds Purchased: 325,000
Price Per Unit: 98.767
Resolution Approved:   Approved at the August 15-16, 2012 Board Meeting.**

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: HSBC Securities
Names of Underwriting Syndicate Members: BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; HSBC Securities ; JP Morgan Securities Inc.; Merrill Lynch Pierce Fenner & Smith; RBS Securities Inc.; Banca Caboto SPA; Barclays Capital Inc.; BMO Capital Markets Corp.; BNY Mellon Capital Markets LLC; China International Capital Corp.; Commerz Markets LLC; Mitsubishi UFJ Securities USA Inc.; RBC Capital Markets; Santander Investment Securities Inc.; SMBC Nikko Capital Markets Ltd.; Standard Chartered Bank (US); UniCredit Capital Markets Inc.; Williams Capital Group LP
Name of Issuer: United Technologies Corp.
Title of Security: UTX 3.1 06/01/22
Date of First Offering: 5/24/2012
Dollar Amount Purchased: 274,788
Number of Shares or Par Value of Bonds Purchased: 275,000
Price Per Unit: 99.923
Resolution Approved:   Approved at the August 15-16, 2012 Board Meeting.**

Name of Fund: Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From: Bank of America Merrill Lynch
Names of Underwriting Syndicate Members: Bank of America Merrill Lynch; Barclays Capital Inc.; Citigroup Global Markets Inc.; JP Morgan Securities, Inc.; Goldman Sachs & Co.
Name of Issuer: General Electric Cap. Corp.
Title of Security: GE Var 12/15/49
Date of First Offering: 6/7/2012
Dollar Amount Purchased: 200,000
Number of Shares or Par Value of Bonds Purchased: 200,000
Price Per Unit: 100.00
Resolution Approved:   Approved at the August 15-16, 2012 Board Meeting.**

* Resolution adopted at the Meeting of the Board of Trustees on June 13-14, 2012:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”)
to the Trustees, all purchases made during the calendar quarter ended March 31, 2012 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where
Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended
(the “1940 Act”).

** Resolution adopted at the Meeting of the Board of Trustees on August 15-16, 2012:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (“GSAM”) to the Trustees, all purchases made during the calendar quarter ended June 30, 2012 by the Trust on behalf of its
 Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where
Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended
(the “1940 Act”).